UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2018

iMINE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	333-55233	27-3816969
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8520 Allison Pointe Blvd Ste. 223 #87928

Indianapolis, Indiana 46250

(Address of Principal Executive Offices)

(877) 464-6388

(Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (646) 895-7238

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 13, 2018, the Company entered into a five-year strategic relationship agreement with GIGAIPC Co., Ltd., a wholly-owned subsidiary of Gigabyte Technology Co., Ltd., which is a multinational corporation listed on the Taiwan Stock Exchange. Pursuant to the agreement, during the five-year term, GIGAIPC will not sell cryptocurrency mining rigs except to iMine and its designees, and iMine will only purchase mining rigs from GIGAIPC.

Item 7.01. Regulation FD Disclosure

On July 18, 2018, the Company issued a press release announcing the agreement with GIGAIPC and its new website.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

d. Exhibits.

Exhibit No.	Description
99.1	Agreement dated July 13, 2018 among the Company, GIGAIPC Co., Ltd. and Gigabyte Technology Co., Ltd.
99.2	Press release issued July 18, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMINE CORPORATION

Date: July 18, 2018	By:	/s/ Daniel Tsai
Daniel Tsai
Chief Executive Officer

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